Exhibit 99.1

INTRICON REPORTS 2015 FIRST-QUARTER RESULTS

Company Delivers Continued Profitability, Further Advances Infrastructure to Support Value Hearing Health Opportunities

ARDEN HILLS, Minn. — April 23, 2015 — IntriCon Corporation (NASDAQ: IIN), a designer, developer, manufacturer and distributor of miniature and micro-miniature body-worn devices, today announced financial results for its first quarter ended March 31, 2015.

First-Quarter Highlights:

  Net sales of $16.6 million and EPS of $0.05 were in line with expectations;
  The company’s Medtronic business rose 29 percent sequentially;
  IntriCon generated $1.2 million of cash from operating activities, a 27 percent increase year over year;
  The company made significant progress advancing its technology portfolio and required infrastructure to support IntriCon’s value hearing health initiatives; and,
  The company amended its credit facilities with The PrivateBank, creating a lending structure with broader financial flexibility.

Financial Results

For the 2015 first quarter, the company reported net sales of $16.6 million, compared to $17.3 million in the prior-year period. IntriCon posted net income of $284,000, or $0.05 per diluted share, versus net income of $517,000, or $0.09 per diluted share, for the 2014 first quarter. Included in 2014 first-quarter results was a net loss from discontinued operations of $270,000, or $0.05 per diluted share.

“We are pleased with our first-quarter performance, with revenue and profitability in line with our previously stated expectations,” said Mark S. Gorder, president and chief executive officer of IntriCon. “In addition to the anticipated sequential increase in our Medtronic business, we also continued to build the infrastructure required to secure high-potential opportunities in value hearing health and medical biotelemetry markets.”

Gross profit margins were 26.1 percent compared to 27.6 percent in the prior-year first quarter. The decrease was primarily due to lower overall sales volumes partially offset by a more favorable product mix.

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IntriCon Corporation 2015 First-Quarter Results

April 23, 2015

Business Update

Hearing health sales declined 5 percent during the first quarter from the prior-year quarter, primarily due to decreases in the conventional hearing health channel, partially offset by gains in targeted value hearing health initiatives, including value hearing aids, personal sound amplifier products (PSAP) and assistive listening devices.

Said Gorder, “We continue to make strides in the value hearing health market. Through our partnership with PC Werth, we anticipate having product approved and available for sale to the National Health Service (NHS) during the second quarter. The NHS is widely seen as the most efficient hearing aid delivery system in the world, supplying an estimated 1.4 million hearing aids annually. We believe we are well positioned to serve their needs, and we’re developing new technologies to further enhance delivery efficiencies and product standards in the future.

“In addition to the NHS, we anticipate securing other notable partners in the value hearing health market, as industry growth within the conventional channel continues to stagnate due to high device costs, distribution inefficiencies, retail consolidation and market share growth from big box retailers. These factors, along with the rapidly growing aging population, have created a need for the outcomes-based hearing health model we offer.”

Sales in IntriCon’s medical business declined 6 percent in the 2015 first quarter, primarily driven by an anticipated reduction in sales to IntriCon’s largest customer, Medtronic. To support Medtronic’s MiniMed 530G insulin pump launch in late 2013, IntriCon built and sold significant inventory from the fourth quarter of 2013 through the first half of 2014. While Medtronic volumes were down year over year, the company experienced double-digit sequential revenue growth of 29 percent from the 2014 fourth quarter. IntriCon anticipates sequential Medtronic revenue gains throughout 2015.

First-quarter 2015 professional audio communication sales rose 6 percent from the prior-year period. IntriCon will continue to leverage its core technologies in professional audio communication to support existing customers, as well as seek related hearing health and medical product opportunities.

During the 2015 first quarter, IntriCon amended its credit facilities with The PrivateBank. The amendment includes, among other things: an increase in IntriCon’s term loan to $5.0 million from a current balance of $1.75 million; an extension of the term loan and revolving loan maturity date to February 28, 2019; an increase in the annual capital expenditure limit to $4.5 million; and the implementation of investment provisions allowing for up to $4.0 million in investment spending prior to requiring bank approval.

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IntriCon Corporation 2015 First-Quarter Results

April 23, 2015

Said Gorder, “The amendment with The PrivateBank provides the financial flexibility to support value hearing health and medical biotelemetry growth initiatives and related core technology development. We are currently evaluating a number of opportunities.”

Looking Ahead

Concluded Gorder, “I am encouraged with the positive start to the year. Financially, we intend to build on our momentum, and anticipate sequential revenue growth in the second-quarter and higher sales for the full year. Strategically, we remain focused on our stated goals of aggressively extending our value hearing health reach and pursuing opportunities within the medical biotelemetry market. We have made great strides advancing our technology portfolio, building our value hearing health infrastructure and securing key channel partners. As the year progresses, we anticipate announcing additional key milestones that will fuel long-term growth.”

Conference Call Today

As previously announced, the company will hold an investment community conference call today, Thursday, April 23, 2015, beginning at 4 p.m. CT. Mark Gorder, president and chief executive officer, and Scott Longval, chief financial officer, will review first-quarter performance and discuss the company’s strategies. To join the conference call, dial: 1-888-428-9480 and provide the conference ID number 5858575 to the operator.

A replay of the conference call will be available three hours after the call ends through 6:00 p.m. CT on Thursday, May 7, 2015. To access the replay, dial 1-888-203-1112 and enter passcode: 5858575.

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IntriCon Corporation 2015 First-Quarter Results

April 23, 2015

About IntriCon Corporation
Headquartered in Arden Hills, Minn., IntriCon Corporation designs, develops and manufactures miniature and micro-miniature body-worn devices. These advanced products help medical, healthcare and professional communications companies meet the rising demand for smaller, more intelligent and better connected devices. IntriCon has facilities in the United States, Asia and Europe. The company’s common stock trades under the symbol “IIN” on the NASDAQ Global Market. For more information about IntriCon, visit www.intricon.com.

Forward-Looking Statements

Statements made in this release and in IntriCon’s other public filings and releases that are not historical facts or that include forward-looking terminology are “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be affected by known and unknown risks, uncertainties and other factors that are beyond IntriCon’s control, and may cause IntriCon’s actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the forward-looking statements. These risks, uncertainties and other factors are detailed from time to time in the company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2014. The company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

Contacts

At IntriCon:	At PadillaCRT:
Scott Longval, CFO	Matt Sullivan
651-604-9526	612-455-1709
slongval@intricon.com	matt.sullivan@padillacrt.com

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IntriCon Corporation 2015 First-Quarter Results

April 23, 2015

INTRICON CORPORATION

Consolidated Condensed Statements of Operations

(In Thousands, Except Per Share Amounts)

	Three Months Ended
	March 31,	March 31,
	2015	2014
	(Unaudited)	(Unaudited)

Sales, net	$16,602	$17,310
Cost of sales	12,274	12,537
Gross profit	4,328	4,773

Operating expenses:
Sales and marketing	987	1,007
General and administrative	1,709	1,624
Research and development	1,226	1,168
Restructuring charges	—	83
Total operating expenses	3,922	3,882
Operating income	406	891

Interest expense	(103)	(138)
Other income	136	60
Income from continuing operations before income taxes and discontinued operations	439	813

Income tax expense	155	26
Income before discontinued operations	284	787
Loss on sale of discontinued operations	—	(120)
Loss from discontinued operations, net of income taxes	—	(150)
Net income	$284	$517

Basic income (loss) per share:
Continuing operations	$0.05	$0.14
Discontinued operations	—	(0.05)
Net income per share:	$0.05	$0.09

Diluted income (loss) per share:
Continuing operations	$0.05	$0.14
Discontinued operations	—	(0.05)
Net income per share:	$0.05	$0.09

Average shares outstanding:
Basic	5,849	5,729
Diluted	6,227	5,859

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IntriCon Corporation 2015 First-Quarter Results

April 23, 2015

INTRICON CORPORATION

Consolidated Condensed Balance Sheets

(In Thousands, Except Per Share Amounts)

	March 31,	December 31,
	2015	2014
	(Unaudited)
Current assets:
Cash	$693	$328
Restricted cash	594	640
Accounts receivable, less allowance for doubtful accounts of $113 at March 31, 2015 and $120 at December 31, 2014	7,666	7,673
Inventories	9,948	9,983
Other current assets	745	1,013
Total current assets	19,646	19,637

Machinery and equipment	35,807	35,104
Less: Accumulated depreciation	31,207	30,859
Net machinery and equipment	4,600	4,245

Goodwill	9,194	9,194
Investment in partnerships	338	387
Other assets, net	443	498
Total assets	$34,221	$33,961

Current liabilities:
Checks written in excess of cash	$—	$516
Current maturities of long-term debt	1,890	1,886
Accounts payable	5,628	5,438
Accrued salaries, wages and commissions	2,393	2,519
Deferred gain	110	110
Other accrued liabilities	1,293	1,364
Total current liabilities	11,314	11,833

Long-term debt, less current maturities	5,118	4,627
Other postretirement benefit obligations	483	485
Accrued pension liabilities	685	741
Deferred gain	28	55
Other long-term liabilities	102	113
Total liabilities	17,730	17,854
Commitments and contingencies
Shareholders’ equity:
Common stock, $1.00 par value per share; 20,000 shares authorized; 5,855 and 5,844 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	5,855	5,844
Additional paid-in capital	17,138	16,939
Accumulated deficit	(5,990)	(6,274)
Accumulated other comprehensive loss	(512)	(402)
Total shareholders’ equity	16,491	16,107
Total liabilities and shareholders’ equity	$34,221	$33,961

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